EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Registration No. 333-200745 and 333-204441), and on Form S-8 (Registration No. 333-202674 and 333-206237) and related prospectuses of Asterias Biotherapeutics, Inc. of our reports dated March 29, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting of Asterias Biotherapeutics, Inc., which appear in this Annual Report on Form 10-K.

/s/ OUM & CO. LLP

San Francisco, California
March 29, 2016